UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2008

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-10065	20-1614256
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Rella Blvd, Suite 160, Montebello, NY	10901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 533-4225

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 5, 2008, Advance Nanotech, Inc. (the “Company”) issued a press release announcing that it had consummated an exchange of shares between the Company and the founding members and management of its majority owned subsidiary, Owlstone Nanotech, Inc. (“Owlstone”). As a result of this exchange of shares, the Company increased its equity ownership of Owlstone to approximately 84 percent from 60 percent. The Company is now in the process of completing execution of the post-closing conditions required as part of the Exchange Agreement, which have been previously disclosed. Concurrent with the transaction, the Company also announced that it had completed a private placement of approximately $1.2 million of Senior Secured Convertible Notes bringing the total amount raised from that offering since it commenced to approximately $7.9 million.

The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is included as part of this report:

(d)	Exhibits.

No.	Description

99.1	Press release dated September 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:  /s/ Thomas P. Finn

Name:  Thomas P. Finn
Title:  Chief Financial Officer & Secretary
Dated: September 8, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 5, 2008